CytRx Corporation to Commence Trading on OTCQB Venture Market

Company to Continue Trading Under Ticker Symbol “CYTR”

LOS ANGELES – May 31, 2019 — CytRx Corporation (Nasdaq: CYTR), a biopharmaceutical research and development company specializing in oncology, today announced that it will commence trading on the OTCQB Venture Market as of Tuesday, June 4, 2019, under the same ticker symbol “CYTR”. Investors can find current financial disclosure and real-time Level 2 quotes for the Company on www.otcmarkets.com/stock/CYTR/quote.

“Following extensive due diligence and careful consideration, the CytRx management team and Board of Directors have elected to commence trading of our common stock on the OTCQB, a recognized U.S. securities trading platform,” said John Caloz, Chief Financial Officer of CytRx. “As previously reported, the Company will no longer be listed on NASDAQ, effective June 4, 2019 due to its stock price being under $1.00 for the required NASDAQ time period. The OTCQB is a top Venture Market exchange which will enable us to continue engaging with current and potential shareholders, while maintaining liquidity and exposure to both institutional and retail investors in the U.S. and around the world.”

The OTCQB is recognized as an established public financial market and is a leading market for many healthcare and technology companies. The OTCQB Venture Market offers companies the opportunity to raise awareness and visibility, expand their liquidity and diversify their shareholder base on an established, public market without the rigid procedures common with other U.S. exchange listings. The OTCQB Venture Market quality standards provide a strong baseline for transparency, as well as the technology and regulation to improve the information and trading experience for investors.

About CytRx Corporation

CytRx Corporation (NASDAQ: CYTR) is a biopharmaceutical company with expertise in discovering and developing new therapeutics to treat patients with cancer. CytRx’s most advanced drug conjugate, aldoxorubicin, is an improved version of the widely used anti-cancer drug doxorubicin and has been out-licensed to NantCell, Inc. In addition, CytRx’s other drug candidate, arimoclomol, has been out-licensed to Orphazyme A/S (Nasdaq Copenhagen exchange: ORPHA). Orphazyme is testing arimoclomol in four indications including amyotrophic lateral sclerosis (ALS), Niemann-Pick disease Type C (NPC), Gaucher disease and sporadic Inclusion Body Myositis (sIBM). CytRx Corporation’s website is www.cytrx.com.

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About Centurion Corporation

CytRx’s subsidiary, Centurion BioPharma Corporation, is focused on the development of personalized medicine that is designed to transform solid tumor treatment. This transformational strategy combines a portfolio of novel, anti-cancer drug candidates that employ LADR™ (Linker Activated Drug Release) technology, a discovery engine designed to leverage Centurion’s expertise in albumin biology and linker technology for the development of a new class of breakthrough anti-cancer therapies with a unique albumin companion diagnostic (ACDx) that can help identify patients who are most likely to benefit from treatment with the LADR™-derived therapies. A critical element of the LADR™ platform is its ability to bind anti-cancer molecules to circulating albumin, the most ubiquitous protein in human blood plasma, and then to release the highly potent cytotoxic payload at the tumor site. This technology allows for the delivery of higher doses of drug directly to the tumor, while avoiding much of the off-target toxicity observed with the parent molecules. Centurion BioPharma Corporation’s website is www.centurionbiopharma.com.

Forward-Looking Statements

This press release contains forward-looking statements. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks and uncertainties relating to the trading activity and liquidity of our shares on OTCQB; the continued use and growth of immunotherapy drugs by Big Pharma; the ability of NantCell, Inc., to obtain regulatory approval for its products that use aldoxorubicin; the ability of NantCell, Inc., to manufacture and commercialize products or therapies that use aldoxorubicin; the amount, if any, of future milestone and royalty payments that we may receive from NantCell, Inc.; risks and uncertainties relating to the ability of Orphazyme A/S to obtain regulatory approval for its products that use arimoclomol; the ability of Orphazyme A/S to manufacture and commercialize products or therapies that use arimoclomol; the amount, if any, of future milestone and royalty payments that we may receive from Orphazyme A/S; Centurion BioPharma Corporation’s ability to develop and finance new ultra-high potency drug candidates based on its LADR™ technology platform; our ability to attract potential licensees; and other risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission and current reports filed since the date of CytRx’s most recent annual report.

All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Argot Partners

Michelle Carroll/Maghan Meyers

(212) 600-1902

cytrx@argotpartners.com

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